Exhibit 99.2

Regency Centers COVID-19 Business Update March 30, 2020

Regency Centers: COVID-19 Business Update As the COVID-19 pandemic continues to evolve, Regency Centers is carefully monitoring the situation to ensure we are making the safest decisions possible for all of our team members, stakeholders and properties. Due to the uncertainty surrounding the impacts from the COVID-19 pandemic, Regency has withdrawn its full year 2020 guidance that was previously issued on February 12, 2020. We have provided select relevant operational and portfolio information on the subsequent pages of this document that we hope will be useful. We will continue to provide any material updates over the coming weeks as the situation evolves and will provide a full update on our Q1 2020 earnings call on May 8, 2020. 2 REGENCY CENTERS COVID-19 BUSINESS UPDATE

Operational Update Our top priority is the well-being of our team members, tenants, and the people in the communities that our properties serve. While the impacts of this unprecedented crisis are difficult to quantify at this time, Regency is built to withstand challenges and adversity with its strong balance sheet, exceptional people and a high quality portfolio of open air shopping centers that are 80% grocery anchored. The importance of necessity retail has never been more apparent than it is today during the COVID-19 crisis, and we are committed to keeping all of our properties open and operational while abiding by all government regulations and encouraging our team members, tenants and their customers to practice social distancing. Our dedicated teams are working with our tenants and vendors to ensure that our properties continue to seamlessly provide the essential goods and services that the surrounding neighborhoods need during this time. We are in constant communication with our tenants and are directing them to various resources available to them at this time, both at Regency and through external sources. 3 REGENCY CENTERS COVID-19 BUSINESS UPDATE

Balance Sheet Stability To further strengthen our already strong balance sheet and liquidity position in this rapidly evolving and uncertain situation, we have taken additional steps to increase liquidity: n Settled our forward equity offering from September 2019 at $67.99 per share representing net proceeds of approximately $125 million. n Drew down $500 million from our existing $1.25 billion revolving credit facility. n I ncluding the aforementioned credit facility draw, we have a cash balance of approximately $720 million and an additional $545 million available under our revolving credit facility, which together represent total liquidity of approximately $1.27 billion. n Regency has no unsecured debt maturities until 2022. Our pro rata share of secured mortgage debt maturities in 2020 and 2021 is $153 million and $174 million, respectively. 4 REGENCY CENTERS COVID-19 BUSINESS UPDATE

Investments Update Regency currently has ~$350 million of development and redevelopment projects in process and in various stages of construction. Approximately $225 million remains to be spent to complete the in-process projects. Due to impacts of COVID-19, construction has been suspended at some projects due to municipal orders, or has slowed substantially due to health concerns and labor limitations. Regency is assessing the impact of these project delays and will provide additional updates with its First Quarter 2020 earnings release. We are also closely assessing all pipeline development and redevelopment projects as well as non-essential capital expenditures. 5 REGENCY CENTERS COVID-19 BUSINESS UPDATE

Portfolio Composition As of 02/29/2020 (1) Essential retailers defined as those that supply or provide consumers and essential businesses with any basic necessary goods and services; the definition varies across municipalities. While some restaurants are deemed to be essential retail, we have excluded them from the category. (2) ABR = Annual Base Rent 6 REGENCY CENTERS COVID-19 BUSINESS UPDATE ESSENTIAL RETAIL(1): 42% Pro Rata ABR(2) RESTAURANTS: 18% Pro Rata ABR OTHER RETAIL/SERVICES: 40% Pro Rata ABR Grocery/Drug 22% Restaurant = 18% 11% Quick Service 7% Full Service Soft Goods 22% Medical 5% Banks 4% Pets 3% Office/ Communications 3% Other Essential 3% Fitness 4% Professional Service 4% Personal Service 7% Hardware/Auto 2% Other 3%

Portfolio Composition As of 02/29/2020 ANCHORS (≥10K SF): 45% Pro Rata ABR National: 65% Regional: 30% Local: 5% SMALL SHOPS (<10K SF): 55% PRO RATA ABR National: 45% Regional: 15% Local: 40% REGENCY PORTFOLIO (1) Anchors and Shops NATIONAL TENANTS 55% Pro Rata ABR REGIONAL TENANTS 25% Pro Rata ABR LOCAL TENANTS 20% Pro Rata ABR National Tenants: Brands with a nationwide presence Regional Tenants: Regional brands with ≥ 3 locations Local Tenants: Brands with < 3 locations (1) Ground Lease Income = ~5% of Pro Rata ABR 7 REGENCY CENTERS COVID-19 BUSINESS UPDATE

Safe Harbor and Non-GAAP Disclosures Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Such risks and uncertainties include, but are not limited to the impact of the recent coronavirus (COVID-19) outbreak on us, our tenants, consumer behaviors and the national economy in general, changes in national and local economic conditions, financial difficulties of tenants, competitive market conditions, including timing and pricing of acquisitions and sales of properties and building pads ("out-parcels"), changes in leasing activity and market rents, timing of development starts, meeting development schedules, natural disasters in geographic areas in which we operate, cost of environmental remediation, our inability to exercise voting control over the co-investment partnerships through which we own many of our properties, and technology disruptions. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent report on Form 10-K, which identifies important risk factors which could cause actual results to differ from those contained in the forward-looking statements. This presentation references certain non-GAAP financial measures. More information regarding these non-GAAP financial measures can be found in company documents filed with the SEC. 8 REGENCY CENTERS COVID-19 BUSINESS UPDATE